EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES OCTOBER CASH DISTRIBUTION

Dallas, Texas, October 21, 2011 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.236736 per unit, payable on November 15, 2011, to unitholders of record on October 31, 2011.  The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)

Current Month	16,000	150,000	$82.53	$8.06

Prior Month	16,000	149,000	$92.42	$7.85

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis
Vice President
U.S. Trust, Bank of America
Private Wealth Management,
Trustee
Toll Free – 877-228-5084